[BANK ONE CORPORATION Press Release Letterhead]                    Exhibit 99(a)





FOR IMMEDIATE RELEASE
---------------------


           BANK ONE REPORTS 50 CENTS EARNINGS PER SHARE FOR QUARTER

                    .  TIER 1 CAPITAL STRENGTHENED TO 7.5%

CHICAGO, October 17, 2000 - BANK ONE CORPORATION (NYSE: ONE) today announced 2000 third quarter net income of $581 million, or $0.50 per diluted share. This compares with net income in the year-ago quarter of $925 million, or $0.79 per diluted share.

For the first nine months of 2000, net income was $1 million. After preferred dividends, however, there was a nine-month net loss of $8 million, or $0.01 per diluted share. The comparable year-ago period produced net income of $3.068 billion, or $2.58 per diluted share.

"Third quarter results were in line with our expectations for financial performance, credit quality and waste-reduction initiatives," said James Dimon, chairman and chief executive officer. "Although we are comfortable that we are making progress on initiatives announced in July, our earnings level is still not acceptable. However, third quarter results were consistent with our expectations of second-half earnings of approximately $1.00 per share. In July we noted a preliminary 2001 earnings objective of $2.86-$2.99 per share. Though early in our budget process, we believe this still is appropriate.

"Increases in nonperforming loans, particularly in our commercial portfolio, warrant our continued attention," he said. "These trends resulted in a decision to increase our credit loss reserve even though overall net charge-offs have not changed materially. We remain focused on managing these risks, as well as being disciplined in the origination of consumer credit."

Other actions related to initiatives announced in July included:

 .    Balance sheet strengthening:

     . Completion of the previously announced investment securities portfolio restructuring.

     . The issuance of $1.9 billion of new regulatory capital as planned, strengthening quarter-end Tier 1 and Total capital ratios.

 .    Infrastructure improvements:

     . Progress on the previously announced $500 million waste-reduction objective while continuing investments in infrastructure and customer service capabilities.

     .    Reduced headcount 1,200 to 81,300 at September 30, 2000.

     . Progress on the Texas/Louisiana system conversion project, which remains targeted for completion in the third quarter of next year.

     . The rollout of 4,400 Internet-enabled, banking platform PCs in banking centers, bringing the project-to-date rollout to 8,700. The total rollout of 12,300 PCs is expected to be completed by year-end.

 .    Management team building:

          . The hiring of Jim Boshart, an experienced and recognized securities professional, to head Capital Markets.

          . The hiring of new Commercial Banking and First USA chief financial officers.

LINE OF BUSINESS DISCUSSION

Highlights - Net Income (Loss) by Line of Business

----------------------------------------------------------------------------------------------------
($ millions)                                                             % change vs.       Adjusted
                                       3Q99        2Q00       3Q00     3Q99        2Q00         2Q00
                                       ----        ----       ----     ----        ----         ----
Retail                               $  268     $   (81)     $ 251       (6)%       NM%      $   247
Commercial banking                      198        (213)       172      (13)        NM           214
First USA                               288        (379)       177      (39)        NM           113
Investment management                    82          73         86        5         18            79
Corporate investments                    89          61         52      (42)       (15)           61
Corporate / unallocated                  89        (730)      (157)      NM         78           (70)
                                     ------     -------      -----                           -------
   Total business segment results     1,014      (1,269)       581      (43)        NM           644

Merger-related items and
 significant items                      (89)         --         --       NM         --        (1,913)
                                         --     -------      -----                  --       -------
   Total Corporation                 $  925     $(1,269)     $ 581      (37)        NM       $(1,269)

         NM = not meaningful
-----------------------------------------------------------------------------------------------------

The 2000 second quarter included $2.940 billion pretax ($1.913 billion after tax, $1.66 per share) in charges. Excluding the impact of those charges, adjusted results were $644 million, or $0.55 per share. Those charges impacted all lines of business, except Corporate Investments. For analytical purposes, the following tables and discussions present second quarter results adjusted to exclude the impact of those charges so that underlying trends can be better understood.

Retail

------------------------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                                      % change vs.        Adjusted
                                         3Q99        2Q00         3Q00         3Q99        2Q00         2Q00
                                         ----        ----         ----         ----        ----     --------
Net interest income (1)                 $1,100      $1,196       $1,236          12%          3%      $1,205
Provision for credit losses                 83         132          207          NM          57          121
Noninterest income                         395         (95)         326         (17)         NM          330
Noninterest expense                      1,000       1,097          959          (4)        (13)       1,024
Net income (loss)                          268         (81)         251          (6)         NM          247

Return on equity                            23%         (6)%         17%                                  17%
Efficiency ratio                            67         100           61                                   67

Loans - average                         $ 66.9      $ 73.6       $ 74.7          12           1       $ 73.6
Assets - average                          73.4        77.9         78.8           7           1         77.9
Deposits - average                        88.5        89.4         87.9          (1)         (2)        89.4
Common equity - average                    4.7         5.9          5.9          26          --          5.9

         NM = not meaningful
         (1) Fully taxable equivalent basis
------------------------------------------------------------------------------------------------------------

Retail reported net income of $251 million, a decrease of $17 million, or 6%, from the year-ago quarter, reflecting increased provision for credit loss expense, partially offset by a 4% increase in revenue and a 4% decline in expenses.

Net interest income of $1.236 billion increased $136 million, or 12%, from the year-ago quarter, primarily driven by wider loan and deposit spreads and a 12% increase in average loans outstanding. Loan growth was concentrated in home equity loans, which were up 37% from a year ago and 8% from the second quarter. Excluding the impact of the 2000 first quarter sale of the consumer finance branch network, net interest income increased 15% and average home equity loans increased 48% from the year-ago quarter. Compared to the second quarter, the growth in home equity loans was offset by a decline in indirect auto loans and leases, reflecting increased pricing discipline.

Provision expense was $207 million, up $124 million from the year-ago quarter. This increase reflected significant loan growth and higher losses in home equity loans.

Noninterest income declined $69 million, or 17%, from the year-ago quarter, reflecting the impact of higher auto lease residual losses and lower asset sale gains. The negative impact of auto lease residuals totaled $58 million in the current quarter compared with $15 million in the year-ago quarter.

Noninterest expense decreased $41 million, or 4%, from the year-ago quarter. This decrease reflected the sale of the consumer finance branch network, a decline in development-related expenses, as well as the impact of previous expense initiatives.

Commercial Banking

--------------------------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                                     % change vs.           Adjusted
                                         3Q99        2Q00        3Q00        3Q99        2Q00             2Q00
                                         ----        ----        ----        ----        ----         --------
Net interest income (1)                $  636      $  694      $  685           8%         (1)%         $  694
Provision for credit losses               109         778         225          NM         (71)             150
Noninterest income                        285         312         378          33          21              356
Noninterest expense                       507         564         566          12          --              563
Net income (loss)                         198        (213)        172         (13)         NM              214

Return on equity                           14%        (13)%        10%                                      13%
Efficiency ratio                           55          56          53                                       54

Loans - average                        $ 74.9      $ 82.1      $ 83.4          11           2           $ 82.1
Assets - average                        104.4       110.2       111.0           6           1            110.2
Deposits - average                       37.3        40.9        39.2           5          (4)            40.9
Common equity - average                   5.7         6.7         6.7          18          --              6.7

         NM = not meaningful
         (1) Fully taxable equivalent basis
--------------------------------------------------------------------------------------------------------------

Commercial Banking net income decreased $26 million, or 13%, from the year-ago period and was down $42 million from the adjusted second quarter, reflecting an increase in the provision for credit losses.

Net interest income increased $49 million, or 8%, from the year-ago quarter, reflecting 11% average loan growth. Large Corporate and Middle Market loans grew 12% and 11%, respectively. This benefit was partially offset by a slight decline in the net interest margin, reflecting continued competitive pricing pressures in both the Middle Market and Large Corporate markets.

The provision for credit losses was $225 million, up $116 million year-over-year, reflecting loan growth as well as continued deterioration in the commercial portfolio across several industries and leveraged acquisition finance transactions. At September 30, 2000, nonperforming loans as a percent of total commercial loans were 1.60%, up from 1.29% a year ago. Net charge-offs were 0.51% of average commercial loans in the quarter, up slightly from 0.50% in the year-earlier period.

Noninterest income of $378 million increased $93 million, or 33%, year-over-year. Lending-related fees were up $35 million reflecting increases in syndication and other credit-related fees. Market-driven revenue improved $31 million from the year-ago period, driven by trading performance. Treasury management services (TMS) revenue increased $9 million, or 6%, from the year-ago quarter reflecting growth in corporate sweep accounts, lockbox services, and commercial credit cards.

Noninterest expense was $566 million, up $59 million, or 12%, from the year-ago quarter. This increase mostly reflected higher compensation-related expenses in the current period.

First USA

-----------------------------------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                                            % change vs.      Adjusted
                                          3Q99            2Q00         3Q00         3Q99        2Q00       2Q00
                                          ----            ----         ----         ----        ----       ----
Net interest income (1)                 $1,733          $1,451       $1,442         (17)%       (1)%     $1,451
Provision for credit losses                922             935          853          (7)        (9)         900
Noninterest income                         410            (153)         324         (21)        NM          307
Noninterest expense                        778             961          633         (19)       (34)         679
Net income (loss)                          288            (379)         177         (39)        NM          113

Return on outstandings (pretax)            2.5%           (3.6)%        1.7%                                1.1%
Return on equity                            19             (25)          12                                   7
Efficiency ratio                            36              74           36                                  39
Managed net charge-off ratio              5.33            5.44         5.03                                5.44

Loans - average                         $ 69.2          $ 66.1       $ 65.9          (5)        --       $ 66.1
Assets - average                          75.0            70.6         69.2          (8)        (2)        70.6
Common equity - average                    6.1             6.1          6.1          --         --          6.1
         NM = not meaningful
          (1) Fully taxable equivalent basis
-----------------------------------------------------------------------------------------------------------------------

First USA reported net income of $177 million, a decrease of $111 million, or 39%, from the year-ago quarter. This reflected an 18% decline in revenue, partially offset by lower expenses and provision for credit losses. Third quarter results reflected a 1.7% pretax return on outstandings, down from 2.5% in the year-ago quarter, but up from 1.1% in the second quarter on an adjusted basis.

Net interest income of $1.442 billion was essentially unchanged from the second quarter but decreased $291 million, or 17%, from the year-ago quarter. The principal drivers were lower average outstandings and fee revenue, as well as a narrower spread.

Average managed outstandings for the third quarter were $65.9 billion, down 5% from the year-ago period and relatively flat with the second quarter average. First USA had 53.6 million cards issued at quarter end, with 727,000 new accounts opened during the quarter. Overall, year-over-year attrition on mature vintage balances has improved and remained stable the last two quarters.

The provision for credit losses of $853 million was down $69 million from the year-ago quarter, and $47 million from the adjusted second quarter, reflecting continued reductions in managed net charge-offs. The managed net charge-off rate declined to 5.03% from 5.33% in the year-ago period and from 5.44% in the prior quarter reflecting lower bankruptcies. Future charge-off rates may increase due to a return to normal bankruptcy levels, continued maturing of the portfolio, and the ongoing impact of the Federal Financial Institution Examination Council's revised consumer loan charge-off guidelines. The managed 30-day and 90-day delinquency rates were 4.14% and 1.79%, respectively. These were down from 4.74% and 2.07%, respectively, in the year-ago quarter, but up slightly from the prior quarter, reflecting normal seasonality.

Noninterest income declined $86 million, or 21%, from the prior year due to lower securitization income, as well as lower fee revenue. The third quarter reflected net securitization amortization expense of $22 million. Compared to the adjusted second quarter, noninterest income increased $17 million, or 6%, reflecting improved run-rates in a number of fee categories.

Noninterest expense declined $145 million, or 19%, from the prior year, reflecting the impact of waste-reduction initiatives, such as lowering headcount and processing costs, the sale of the international operations, reduced marketing expense, as well as a decrease reflecting a change in the methodology of allocating internal costs/1/, which were partially offset by higher compensation-related expenses. The $46 million, or 7%, decrease from the adjusted second quarter primarily reflected the same change in the methodology of allocating internal costs, which accounted for $30 million of the decline.

Investment Management

--------------------------------------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                                          % change vs.          Adjusted
                                           3Q99       2Q00            3Q00        3Q99        2Q00           2Q00
                                           ----       ----            ----        ----        ----           ----
Net interest income (1)                  $   93       $  101        $  104          12%          3%        $  101
Provision for credit losses                   1            2             2          NM          --              2
Noninterest income                          285          288           286          --          (1)           288
Noninterest expense                         251          272           252          --          (7)           263
Net income                                   82           73            86           5          18             79

Return on equity                             41%          33%           36%                                    35%
Efficiency ratio                             66           70            65                                     68

Loans - average                          $  5.8       $  6.5        $  6.6          14           2         $  6.5
Assets - average                            7.1          7.5           7.6           7           1            7.5
Deposits - average                          8.6          8.6           8.2          (5)         (5)           8.6
Common equity - average                     0.8          0.9           0.9          13          --            0.9
Assets under management - eop             123.2        131.2         134.6           9           3          131.2
         NM = not meaningful
          (1) Fully taxable equivalent basis
--------------------------------------------------------------------------------------------------------------------------

Investment Management net income improved $4 million, or 5%, from the year-ago period and 9% from the second quarter on an adjusted basis.

Net interest income of $104 million increased 12% from the year-ago period. Higher spread income associated with the 14% increase in average loans was partially offset by the effect of a 5% decrease in average deposits.

Noninterest income was essentially unchanged from the year-ago period. Fee income growth in retail brokerage and insurance activities was offset by a decline in institutional trust fees.

Noninterest expense was essentially unchanged from the year-ago period. Increases in volume-driven brokerage commissions and insurance claims expenses were offset by the impact of waste-reduction initiatives.

Period-end assets under management increased to $134.6 billion, or 9%, from the year-ago period. One Group(R) mutual fund assets under management increased 19% to $69.5 billion in the third quarter of 2000. One Group(R) fund performance continues to remain strong, with 93% of funds rated three stars or

______________________
/1/ This change in allocation methodology better reflects the actual cost of services provided and was consistently applied across all lines of business. However, the only lines of business that had a material impact were First USA with an offset in Corporate / Unallocated.

higher by Morningstar. Average assets under management were basically unchanged from the prior quarter.

Corporate Investments

----------------------------------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                                         % change vs.          Adjusted
                                           3Q99        2Q00         3Q00         3Q99        2Q00          2Q00
                                           ----        ----         ----         ----        ----          ----
Net interest income (1)                    $ 41        $ 30         $ 18         (56)%       (40)%        $  30
Provision for credit losses                  --           1           --          NM          NM              1
Noninterest income                           97          52           52         (46)         --             52
Noninterest expense                          30          31           25         (17)        (19)            31
Net income                                   89          61           52         (42)        (15)            61

Return on equity                             35%         20%          17%                                    20%
Efficiency ratio                             22          38           36                                     38

Loans - average                            $3.5        $3.5         $3.6            3           3         $ 3.5
Assets - average                            7.6         8.4          8.7           14           4           8.4
Common equity - average                     1.0         1.2          1.2           20          --           1.2
         NM = not meaningful
              (1) Fully taxable equivalent basis
----------------------------------------------------------------------------------------------------------------------

Corporate Investments net income declined $37 million, or 42%, from the year-ago period and $9 million from the prior quarter.

Net interest income of $18 million declined $23 million from the year-ago quarter, reflecting continued higher funding rates as well as growth in noninterest-bearing investments. The $12 million decline from the prior quarter was driven by lower yields on the leasing and collateralized debt obligation portfolios, as well as higher volumes and funding rates.

Noninterest income declined $45 million from the year-ago quarter but was unchanged from the prior quarter. The year-ago comparison reflected lower venture capital valuations and the continued weakness in the IPO market, partially offset by improved gains from investments.

Noninterest expense decreased $5 million, or 17%, from the year-ago quarter and $6 million, or 19%, from the second quarter as a result of waste-reduction efforts.

Corporate / Unallocated

-----------------------------------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                                         % change vs.         Adjusted
                                         3Q99        2Q00         3Q00          3Q99         2Q00         2Q00
                                         ----        ----         ----          ----         ----         ----
Net interest income (1)                 $  21      $ (75)       $(140)            NM%        (87)%      $ (75)
Provision for credit losses                --         --           --             --          --           --
Noninterest income                        110       (422)          36            (67)         NM           10
Noninterest expense                        17        582          157             NM         (73)          51
Net income (loss)                          89       (730)        (157)            NM          78          (70)

Assets - average                        $34.1      $42.0        $40.6             19          (3)       $42.0
Deposits - average                       20.2       20.5         22.9             13          12         20.5
Common equity - average                   1.8       (1.1)        (1.9)            NM         (73)        (1.1)
         NM = not meaningful
          (1) Fully taxable equivalent basis
-----------------------------------------------------------------------------------------------------------------------

Corporate / Unallocated reported a net loss of $157 million compared with net income of $89 million in the year-ago quarter.

Net interest income in the current quarter represented a net expense of $140 million. Net interest income for this line of business represents the earnings on the corporate investment securities portfolio, net of the impact of interest rate risk not allocated to the lines of business and the cost to carry unallocated net assets and capital. This net amount will vary from period to period as the unallocated net asset and capital positions change. The Company will be reviewing the allocation methodology of interest expense.

Noninterest income of $36 million primarily included earnings on miscellaneous assets. The year-ago quarter included several, previously disclosed, one-time transactions. The investment securities portfolio restructuring was completed during the quarter.

Noninterest expense in the quarter totaled $157 million. Of this amount, approximately $70 million represented costs associated with losses from operational errors, asset dispositions and severance-related expense. The remainder represented unallocated corporate expenses, of which $30 million resulted from this quarter's change in the methodology of allocating internal overhead costs to the lines of business./2/

CREDIT QUALITY

Nonperforming assets were $2.136 billion at the end of the third quarter, up $352 million from June 30, 2000. Nonperforming assets include nonperforming commercial loans, other real estate owned and consumer loans that are 90 days past due. The nonperforming to related assets ratio was 1.21% at September 30, 2000, up from 1.03% at June 30, 2000. This increase reflected the continued deterioration in the commercial loan portfolio, with areas of weakness including health care and certain acquisition finance transactions.

Total managed net charge-offs in the third quarter were $1.091 billion, or 1.86% of total average managed loans, down slightly from $1.152 billion, or 1.99%, in the second quarter and $1.105 billion, or

__________________
/2/ This change in allocation methodology better reflects the actual cost of services provided and was consistently applied across all lines of business. However, the only lines of business that had a material impact were First USA with an offset in Corporate / Unallocated.

2.01%, in the year-ago quarter. Credit card managed net charge-offs were 5.03% in the third quarter compared with 5.33% in the year-ago quarter, but down from 5.44% in the prior quarter. Consumer loan net charge-offs of 0.87% were up from 0.62% in the year-ago quarter and from 0.82% in the prior quarter. Commercial net charge-offs across all lines of business in the 2000 third quarter were 0.46%, up from 0.40% in the year-ago quarter and compared with 0.47% in the second quarter.

At September 30, 2000, the allowance for credit losses was $3.090 billion, up $107 million from the end of the prior quarter. This represented 1.75% of period-end loans, up from 1.73% at June 30, 2000. The allowance for credit losses is an estimate of inherent losses in the loan portfolio at a point of time.

Overall credit quality trends continued to perform as expected, reflecting the broad-based diversification of the portfolio. Nevertheless, further increases in nonperforming assets and net charge-offs could occur, which could result in the need to further build the allowance for loan losses.

CAPITAL MANAGEMENT

The tangible common equity to tangible managed assets ratio was 5.4% at September 30, 2000, down from 5.7% at the end of the year-ago quarter, but unchanged from June 30, 2000. Tier 1 and Total capital ratios were 7.5% and 10.9% at quarter end, respectively, up from 7.2% and 10.3%, respectively, at June 30, 2000. This increase in the capital ratios reflected $1.9 billion of new regulatory capital consisting of $0.9 billion of trust preferred securities and $1.0 billion of subordinated debt. Capital ratios remain very strong and exceed well-capitalized regulatory guidelines.

BANK ONE CORPORATION is the nation's fourth largest bank holding company, with assets of more than $280 billion. Bank One offers a full range of financial services to large corporate and middle market commercial customers and retail consumers. It is the largest VISA credit card issuer, the third largest bank lender to small businesses and one of the top 25 managers of mutual funds. A leader in the retail market, Bank One operates more than 1,800 banking centers and a nationwide network of ATMs. Information about Bank One's financial results can be accessed on the Internet at www.bankone.com or through fax-on-demand at
                                   ---------------
877-ONE-FACT.


Forward-looking Statement

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This discussion of financial results contains forward-looking statements about the Company, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors--many of which are beyond the Company's control--could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 1999, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Company's business and operations. Other factors described in the Company's December 31, 1999 Form 10-K include changes in business and economic conditions, competition, fiscal and monetary policies and legislation including the Gramm-Leach-Bliley Act of 1999.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events, such as further market deterioration that adversely affects credit quality, auto lease residuals and credit card asset values.


Line of Business Basis of Discussion

First USA's presentation is on a managed basis with information modified from reported results to include credit card loans that were securitized and removed from the balance sheet. The net revenue related to these securitized loans are reclassified from noninterest income to net interest income and provision for credit losses as if the securitization had not occurred.

In addition to showing reported results, solely for analytical purposes second quarter results are also shown on an adjusted basis, which excludes the impact of that quarter's significant items.


Conference Call and Webcast Information

A conference call and live Webcast discussing the quarter's results will be held at 3:00 p.m. (EDT) today. To participate in the conference call, phone 800-263-8506 (domestic) or 719-457-2681 (international); the access code is 693458. The call will also be Webcast on the Internet at www.bankone.com. A playback of this
                                             ---------------
conference call will be available after 6:00 p.m. today through Friday, October 27 by calling 888-203-1112 (domestic) or 719-457-0820 (international); the access code is 693458.


Supplemental Financial Schedules

A Summary of Selected Financial Information follows. Additional Consolidated and Line of Business Results are available on Bank One's website www.bankone.com.
                                                             ---------------

                                      ###

Media Contacts:
Thomas A. Kelly        (312) 732-7007
Stan A. Lata           (312) 732-6209

Investor Contacts:
Jay S. Gould           (312) 732-5771
Sandra M. Catanzaro    (312) 732-8013
Larry J. Peepo         (312) 732-6638

BANK ONE CORPORATION and Subsidiaries
Summary of Selected Financial Information

                                                                 Three Months Ended
                                                 -------------------------------------------------
                                                  Sep 30    Jun 30    Mar 31    Dec 31    Sep 30
($ millions, except per-share amounts)             2000      2000      2000      1999      1999
----------------------------------------         --------  --------  --------  --------  ---------
Income Statement Data
---------------------
Net interest income (FTE)                        $  2,242  $  2,257  $  2,228  $   2,221 $   2,271
Provision for credit losses                           516     1,013       362        416       277
Noninterest income                                  1,734       288     1,821      1,782     2,098
Noninterest expense                                 2,593     3,507     2,661      3,030     2,713
Net income (loss)                                     581    (1,269)      689        411       925

Per Common Share Data
---------------------
Net income (loss) - basic                        $   0.50  $  (1.11) $   0.60  $    0.36 $    0.79
Net income (loss) - diluted (1)                      0.50     (1.11)     0.60       0.36      0.79
Cash dividends declared                              0.21      0.42      0.42       0.42      0.42
Book value                                          16.47     16.12     17.43      17.34     17.32

Balance Sheet data
------------------
Loans:
  Managed                                        $237,505  $234,412  $229,673  $ 229,196 $ 222,117
  Reported                                        176,419   172,591   168,078    163,877   158,143
Deposits                                          164,130   163,169   164,643    162,278   156,900
Long-term debt (2)                                 42,641    39,093    38,753     35,435    34,735
Total assets:
  Managed                                         324,780   316,011   317,176    315,064   311,490
  Reported                                        283,373   272,709   273,008    269,425   264,135
Common stockholders' equity                        19,042    18,630    20,081     19,900    19,860
Total stockholders' equity                         19,232    18,820    20,271     20,090    20,050

Credit Quality
--------------
Net charge-offs to average loans                     0.74%     0.75      0.64%      0.95      0.68%
Allowance for credit losses to loans outstanding     1.75      1.73      1.39       1.39      1.42
Nonperforming assets to related assets               1.21      1.03      0.99       1.02      1.06

Financial Performance Ratios
----------------------------
Net interest margin:
  managed                                            4.66%     4.80%     4.91%      4.98      5.32%
  reported                                           3.68      3.77      3.78       3.79      4.04
Return on assets                                     0.85     (1.87)     1.03       0.62      1.44
Return on common equity                              12.2     (26.0)     13.9        8.2      18.2
Efficiency ratio:
  Managed                                            54.6     103.8      53.7       62.1      52.1
  Reported                                           65.2     137.8      65.7       75.7      62.1

Equity Ratios
-------------
Regulatory leverage ratio                             7.5%      7.0%      7.7%       7.7%      7.9%
Risk-based capital:
  Tier 1 ratio                                        7.5       7.2       7.7        7.7       7.7
  Total capital ratio                                10.9      10.3      10.6       10.7      10.8
Common equity/managed assets ratio                    5.9       5.9       6.3        6.3       6.4
Tangible common equity/tangible managed assets        5.4       5.4       5.7        5.7       5.7

Common Stock Data
-----------------
Average shares outstanding, basic                   1,156     1,153     1,149      1,147     1,167
Average shares outstanding, diluted (1)             1,167     1,153     1,155      1,154     1,177
Stock price, quarter-end                         $  38.06  $  26.56  $  34.38  $   32.00 $   34.81

(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the second quarter of 2000, as the effect would be antidilutive.

(2)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statement of Income

                                                                            Three Months Ended
                                                           ------------------------------------------------------
                                                            Sep 30      Jun 30       Mar 31     Dec 31     Sep 30
($ millions, except per-share amounts)                       2000        2000         2000       1999       1999
---------------------------------------------------------   ------      -------      ------     ------     ------
 Interest income                                           $ 5,185      $ 4,966      $4,753     $4,548     $4,314
 Interest expense                                            2,977        2,745       2,560      2,360      2,072
                                                           ------------------------------------------------------
  Net interest income                                        2,208        2,221       2,193      2,188      2,242

 Provision for credit losses                                   516        1,013         362        416        277
                                                           ------------------------------------------------------
   Net interest income after provision for credit losses     1,692        1,208       1,831      1,772      1,965
                                                           ------------------------------------------------------

 Noninterest Income
 Trading profits (losses)                                       58           (3)         64         17         30
 Equity securities gains                                        31           60         143        100         86
 Investment securities gains (losses)                           16         (414)         15          2          6
                                                           ------------------------------------------------------
       Market-driven revenue                                   105         (357)        222        119        122

 Credit card revenue                                           669          477         578        714        897
 Fiduciary and investment management fees                      196          200         195        216        201
 Service charges and commissions                               702          694         713        701        671
                                                           ------------------------------------------------------
       Fee-based revenue                                     1,567        1,371       1,486      1,631      1,769
 Other income (loss)                                            62         (726)        113         32        207
                                                           ------------------------------------------------------
       Total noninterest income                              1,734          288       1,821      1,782      2,098
                                                           ------------------------------------------------------

 Noninterest Expense
 Salaries and benefits                                       1,106        1,132       1,098      1,081        970
 Net occupancy and equipment expense                           207          223         222        244        220
 Depreciation and amortization                                 143          439         163        186        167
 Outside services and processing                               344          375         408        459        458
 Marketing and development                                     200          245         226        230        341
 Communication and transportation                              187          207         212        216        205
 Other expense                                                 408          657         351        425        296
                                                           ------------------------------------------------------
       Total noninterest expense before merger and
       restructuring charges                                 2,595        3,278       2,680      2,841      2,657
 Merger-related and restructuring charges                       (2)         229         (19)       189         56
                                                           ------------------------------------------------------
       Total noninterest expense                             2,593        3,507       2,661      3,030      2,713

 Income (loss) before income taxes                             833       (2,011)        991        524      1,350
 Provision for income taxes                                    252         (742)        302        113        425
                                                           ------------------------------------------------------
 Net income (loss)                                         $   581      $(1,269)     $  689     $  411     $  925
                                                           ======================================================
 Net income (loss) attributable to common
   stockholder's equity                                    $   578      $(1,272)     $  686     $  408     $  922
                                                           ======================================================

 Earnings (loss) per common share
   --Basic                                                 $  0.50      $ (1.11)     $ 0.60     $ 0.36     $ 0.79
   --Diluted (1)                                           $  0.50      $ (1.11)     $ 0.60     $ 0.36     $ 0.79
 Average common shares outstanding(millions)
   --Basic                                                   1,156        1,153       1,149      1,147      1,167
   --Diluted (1)                                             1,167        1,153       1,155      1,154      1,177

(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the second quarter of 2000, as the effect would be antidilutive.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statement of Income
                                                       Nine Months Ended
                                                      -------------------
                                                       Sep 30     Sep 30
($ millions, except per-share amounts)                  2000       1999
----------------------------------------------------- -------    -------
 Interest income                                      $ 14,904  $ 12,746
 Interest expense                                        8,282     5,913
                                                      ------------------
    Net interest income                                  6,622     6,833

 Provision for credit losses                             1,891       833
                                                      ------------------
    Net interest income after provision for credit
     losses                                              4,731     6,000
                                                      ------------------

 Noninterest Income
 Trading profits                                           119       130
 Equity securities gains                                   234       315
 Investment securities gains (losses)                     (383)       92
                                                      ------------------
      Market-driven revenue                                (30)      537

 Credit card revenue                                     1,724     2,699
 Fiduciary and investment management fees                  591       577
 Service charges and commissions                         2,109     2,084
                                                      ------------------
      Fee-based revenue                                  4,424     5,360
 Other income (loss)                                      (551)    1,013
                                                      ------------------
      Total noninterest income                           3,843     6,910
                                                      ------------------

 Noninterest Expense
 Salaries and benefits                                   3,336     3,190
 Net occupancy and equipment expense                       652       666
 Depreciation and amortization                             745       511
 Outside services and processing                         1,127     1,284
 Marketing and development                                 671       958
 Communication and transportation                          606       613
 Other expense                                           1,416       873
                                                      ------------------
      Total noninterest expense before merger
      and restructuring charges                          8,553     8,095
 Merger-related and restructuring charges                  208       365
                                                      ------------------
      Total noninterest expense                          8,761     8,460
                                                      ------------------

 Income (loss) before income taxes                        (187)    4,450
 Provision for income taxes                               (188)    1,382
                                                      ------------------
 Net income (loss)                                    $      1  $  3,068
                                                      ==================
 Net income (loss) attributable to common
    stockholder's equity                              $     (8) $  3,059
                                                      ==================

 Earnings per common share
    --Basic                                           $  (0.01) $   2.60
    --Diluted (1)                                     $  (0.01) $   2.58
 Average common shares outstanding(millions)
    --Basic                                              1,152     1,175
    --Diluted (1)                                        1,152     1,188

(1) Common equivalent shares have been excluded from the computation of diluted loss per share for the nine months ended September 30, 2000, as the effect would be antidilutive.

BANK ONE CORPORATION and Subsidiaries
Consolidated Balance Sheet

                                                               Sep 30      Jun 30      Mar 31     Dec 31      Sep 30
($ millions)                                                     2000        2000        2000       1999        1999
---------------------------------------------------------      ------      ------      ------     ------      ------
Assets
Cash and due from banks                                       $  15,388   $  16,470  $  15,267   $  16,076   $  15,325
Interest bearing due from banks                                   9,919       7,649      8,105       6,645       5,145
Federal funds sold and securities under resale agreements        12,666      10,592     10,998       9,782      13,257
Trading assets                                                    7,140      10,681      5,587       7,952       6,561
Derivative product assets                                         3,492       3,278      3,207       3,372       3,746
Investment securities                                            45,262      38,288     47,459      47,912      47,971
Loans
  Commercial                                                    102,819     101,813     98,099      96,352      93,183
  Consumer                                                       68,802      66,306     65,087      63,488      58,944
  Credit Card                                                     4,798       4,472      4,892       4,037       6,016
                                                              ---------------------------------------------------------
       Total loans                                              176,419     172,591    168,078     163,877     158,143
Allowance for credit losses                                      (3,090)     (2,983)    (2,338)     (2,285)     (2,252)
                                                              ---------------------------------------------------------
    Loans, net                                                  173,329     169,608    165,740     161,592     155,891
Other assets:
  Bank premises and equipment, net                                2,976       3,073      3,266       3,317       3,279
  Other                                                          13,201      13,070     13,379      12,777      12,960
                                                              ---------------------------------------------------------
    Total other assets                                           16,177      16,143     16,645      16,094      16,239
                                                              ---------------------------------------------------------
    Total assets                                              $ 283,373   $ 272,709  $ 273,008   $ 269,425   $ 264,135
                                                              =========================================================

Liabilities
Deposits
  Demand                                                      $  28,424   $  29,055  $  29,923   $  31,194   $  29,979
  Savings                                                        62,456      63,722     65,292      64,435      65,906
  Time                                                           46,945      43,170     40,263      36,877      35,136
  Foreign offices                                                26,305      27,222     29,165      29,772      25,879
                                                              ---------------------------------------------------------
    Total deposits                                              164,130     163,169    164,643     162,278     156,900
Federal funds purchased and repurchase agreements                23,983      17,610     18,451      18,720      20,493
Other short-term borrowings                                      19,800      21,827     18,261      21,211      19,405
Long-term borrowings                                             40,152      37,515     37,175      33,857      33,157
Guaranteed preferred beneficial interest in the
      Corporation's junior subordinated debt                      2,489       1,578      1,578       1,578       1,578
Derivative product liabilities                                    3,149       3,201      3,100       3,332       3,902
Other liabilities                                                10,438       8,989      9,529       8,359       8,650
                                                              ---------------------------------------------------------
    Total liabilities                                           264,141     253,889    252,737     249,335     244,085
                                                              ---------------------------------------------------------

Stockholders' Equity
Preferred stock                                                     190         190        190         190         190
Common stock                                                         12          12         12          12          12
Surplus                                                          10,584      10,605     10,679      10,799      10,740
Retained earnings                                                 9,819       9,484     11,242      11,037      11,099
Accumulated other adjustments to stockholders' equity               (71)       (135)      (358)       (263)       (258)
Deferred compensation                                              (157)       (156)      (165)       (118)       (128)
Treasury stock                                                   (1,145)     (1,180)    (1,329)     (1,567)     (1,605)
                                                              ---------------------------------------------------------
    Total stockholders' equity                                   19,232      18,820     20,271      20,090      20,050
                                                              ---------------------------------------------------------
    Total liabilities and stockholders' equity                $ 283,373   $ 272,709  $ 273,008   $ 269,425   $ 264,135
                                                              =========================================================

Common Shares -- period-end (millions)
Common shares issued                                              1,181       1,181      1,181       1,182       1,182
Treasury shares                                                      25          26         29          35          35
                                                              ---------------------------------------------------------
Common shares outstanding                                         1,156       1,155      1,152       1,147       1,147
                                                              =========================================================

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheet, Yields, & Rates

                                                Third Quarter 2000            Second Quarter 2000         First Quarter 2000
                                             ------------------------       ---------------------       ----------------------
Managed (1)                                Average    Income/     Yield/    Average  Income/   Yield/   Average  Income/   Yield/
($ millions)                               Balance    Expense      Rate     Balance  Expense    Rate    Balance  Expense    Rate
--------------------------------------     --------  ---------   --------  --------- -------   ------   -------  -------   ------
Assets
Short-term investments                     $  18,673    $  306        6.52%  $17,356   $  276    6.40% $ 15,451  $  226     5.88%
Trading assets (2)                             8,252       138        6.65     6,442      100    6.24     6,909     100     5.82
Investment securities: (2)
   U.S. government and federal agency         12,163       212        6.93    15,074      260    6.94    15,641     258     6.63
   States and political subdivisions           1,308        25        7.60     1,398       27    7.77     1,483      28     7.59
   Other                                      10,571       143        5.38    12,516      167    5.37    12,482     165     5.32
                                           --------------------            -------------------        ------------------
  Total investment securities                 24,042       380        6.29    28,988      454    6.30    29,606     451     6.13
Loans  (2) (3)
   Commercial                                101,224     2,196        8.63   100,146    2,097    8.42    97,973   1,941     7.97
   Consumer                                   67,331     1,544        9.12    65,527    1,455    8.93    65,118   1,493     9.22
   Credit Card                                65,849     2,508       15.15    66,148    2,485   15.11    67,095   2,499    14.98
                                           --------------------            -------------------        ------------------
   Total loans, net                          234,404     6,248       10.60   231,821    6,037   10.47   230,186   5,933    10.37

Total earning assets                         285,371     7,072        9.86   284,607    6,867    9.70   282,152   6,710     9.56

Allowance for credit losses                   (3,036)                         (2,531)                    (2,367)
Other assets - nonearning                     33,534                          34,528                     33,772
                                           ----------                      ----------                 ----------
  Total assets                             $ 315,869                        $316,604                   $313,557
                                           ==========                      ==========                 ==========
Liabilities and Stockholders' Equity
Deposits -- interest-bearing
  Savings                                  $  16,287    $   62        1.51   $16,973   $   60    1.42  $ 16,942  $   61     1.45
  Money market                                47,080       419        3.54    48,450      410    3.40    47,606     400     3.38
  Time                                        45,906       728        6.31    41,946      609    5.84    38,818     550     5.70
  Foreign offices                             26,228       410        6.22    28,848      408    5.69    29,443     378     5.16
                                           --------------------            -------------------        ------------------
   Total deposits -- interest-bearing        135,501     1,619        4.75   136,217    1,487    4.39   132,809   1,389     4.21
Federal funds purchased and securities
  under repurchase agreements                 19,331       311        6.40    18,632      281    6.07    19,316     266     5.54
Other short-term borrowings                   61,788     1,068        6.88    63,029    1,033    6.59    64,751   1,003     6.23
Long-term debt                                41,018       728        7.06    38,642      670    6.97    36,484     607     6.69
                                           --------------------            -------------------        ------------------
   Total interest-bearing liabilities        257,638     3,726        5.75   256,520    3,471    5.44   253,360   3,265     5.18
Demand deposits                               26,456                          27,692                     27,921
Other liabilities                             12,706                          12,503                     12,305
Preferred stock                                  190                             190                        190
Common stockholders' equity                   18,879                          19,699                     19,781
                                           ----------                      ----------                 ----------
   Total liabilities and equity            $ 315,869                        $316,604                   $313,557
                                           ==========                      ==========                 ==========

Interest income/earning assets                          $7,072        9.86%            $6,867    9.70%           $6,710     9.56%
Interest expense/earning assets                          3,726        5.20              3,471    4.90             3,265     4.65
                                                     ----------------------          -----------------          -----------------
Net interest margin                                     $3,346        4.66%            $3,396    4.80%           $3,445     4.91%
                                                     ======================          =================          =================

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheet, Yields, & Rates

                                                  Fourth Quarter 1999            Third Quarter 1999
                                                -----------------------        ----------------------
Managed (1)                                Average   Income/      Yield/     Average   Income/  Yield/
($ millions)                               Balance   Expense       Rate      Balance    Expense  Rate
--------------------------------------     -------   -------     -------    --------   ---------------
Assets
Short-term investments                     $ 15,985     $  215         5.34%  $ 13,164  $  159     4.79%
Trading assets (2)                            6,614         99         5.94      6,185      84     5.39
Investment securities: (2)
   U.S. government and federal agency        15,046        257         6.78     15,111     247     6.48
   States and political subdivisions          1,646         30         7.23      1,765      32     7.19
   Other                                     14,666        188         5.09     13,839     172     4.93
                                           --------------------               -----------------
  Total investment securities                31,358        475         6.01     30,715     451     5.83
Loans  (2) (3)
   Commercial                                93,491      1,862         7.90     91,186   1,719     7.48
   Consumer                                  62,577      1,334         8.46     59,876   1,285     8.51
   Credit Card                               68,678      2,570        14.85     69,153   2,661    15.27
                                           --------------------               -----------------
   Total loans, net                         224,746      5,766        10.18    220,215   5,665    10.21

Total earning assets                        278,703      6,555         9.33    270,279   6,359     9.33

Allowance for credit losses                  (2,294)                            (2,283)
Other assets - nonearning                    34,939                             33,721
                                           ---------                          ---------
  Total assets                             $311,348                           $301,717
                                           =========                          =========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing
  Savings                                  $ 18,955     $   70         1.47   $ 19,705  $   74     1.49
  Money market                               46,066        379         3.26     46,526     367     3.13
  Time                                       36,083        481         5.29     34,842     425     4.84
  Foreign offices                            27,292        338         4.91     25,350     296     4.63
                                           --------------------               -----------------
   Total deposits -- interest-bearing       128,396      1,268         3.92    126,423   1,162     3.65
Federal funds purchased and securities
  under repurchase agreements                19,126        245         5.08     17,557     213     4.81
Other short-term borrowings                  65,873        995         5.99     64,411     900     5.54
Long-term debt                               35,672        550         6.12     31,326     460     5.83
                                           --------------------               -----------------
   Total interest-bearing liabilities       249,067      3,058         4.87    239,717   2,735     4.53
Demand deposits                              29,223                             29,189
Other liabilities                            13,051                             12,479
Preferred stock                                 190                                190
Common stockholders' equity                  19,817                             20,142
                                           ---------                          ---------
   Total liabilities and equity            $311,348                           $301,717
                                           =========                          =========

Interest income/earning assets                          $6,555         9.33%            $6,359     9.33%
Interest expense/earning assets                          3,058         4.35              2,735     4.01
                                                    ------------------------            ----------------
Net interest margin                                     $3,497         4.98%            $3,624     5.32%
                                                    ========================            ================

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheet, Yields, & Rates

                                                               Nine Months Ended
                                      ----------------------------------------------------------------
                                          Sep 30, 2000                      Sep 30, 1999
                                      --------------------------------  ------------------------------
Managed (1)                             Average     Income    Yield/      Average    Income    Yield/
($ millions)                            Balance    Expense      Rate      Balance    Expense     Rate
------------------------------------------------- ---------- -----------  -------- ---------- -------
Short-term investments                  $ 17,166    $   808   6.29%       $ 13,299   $   463    4.65%
Trading assets (1)                         7,205        338   6.27           5,964       234    5.25
Investment securities: (1)
   U.S. government and federal agency     14,285        730   6.83          15,290       751    6.57
   States and political subdivisions       1,396         80   7.65           1,898       105    7.40
   Other (2)                              11,851        475   5.35          13,065       469    4.80
                                        -------------------               ------------------
  Total investment securities             27,532      1,285   6.23          30,253     1,325    5.86
Loans (1) (3)
   Commercial                             99,786      6,234   8.35          89,067     4,950    7.43
   Consumer                               65,997      4,492   9.09          58,382     3,808    8.72
   Credit card (2)                        66,362      7,492  15.08          69,082     7,959   15.40
                                      ---------------------             --------------------
   Total loans, net                      232,145     18,218  10.48         216,531    16,717   10.32

Total earning assets                     284,048     20,649   9.71         266,047    18,739    9.42

Allowance for credit losses               (2,646)                           (2,289)
Other assets - nonearning                 33,943                            35,346
                                      -----------                       -----------
  Total assets                          $315,345                         $ 299,104
                                      ===========                       ===========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing
  Savings                               $ 16,732    $   183   1.46        $ 20,173   $   240    1.59
  Money market                            47,710      1,229   3.44          44,280     1,066    3.22
  Time                                    42,237      1,887   5.97          34,905     1,303    4.99
  Foreign offices                         28,166      1,196   5.67          23,100       774    4.48
                                      ---------------------             --------------------
   Total deposits -- interest-bearing    134,845      4,495   4.45         122,458     3,383    3.69
Federal funds purchased and securities
  under repurchase agreements             19,094        858   6.00          19,909       690    4.63
Other short-term borrowings               63,184      3,104   6.56          62,774     2,511    5.35
Long-term debt                            38,723      2,005   6.92          27,243     1,195    5.86
                                      ---------------------             --------------------
   Total interest-bearing liabilities    255,846     10,462   5.46         232,384     7,779    4.48
Demand deposits                           27,353                            31,905
Other liabilities                         12,505                            14,210
Preferred stock                              190                               190
Common stockholders' equity               19,451                            20,415
                                      -----------                       -----------
   Total liabilities and equity         $315,345                         $ 299,104
                                      ===========                       ===========

Interest income/earning assets                      $20,649   9.71%                  $18,739    9.42%
Interest expense/earning assets                      10,462   4.92                     7,779    3.91
                                                 ---------------------             -------------------
Net interest margin                                 $10,187   4.79%                  $10,960    5.51%
                                                 =====================             ===================

(1)  Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheet, Yields, & Rates

                                                   Third Quarter 2000              Second Quarter 2000        First Quarter 2000
                                                 -----------------------      -------------------------- ---------------------------
Reported                                    Average    Income/     Yield/     Average  Income/   Yield/    Average  Income/  Yield/
($ millions)                                Balance    Expense       Rate     Balance   Expense   Rate     Balance   Expense   Rate
----------------------------------------------------  ---------- ---------  ---------- --------- ------   --------- -------- ------
Assets
Short-term investments                     $  18,673    $   306    6.52%    $  17,356  $  276       6.40% $ 15,451  $  226     5.88%
Trading assets (1)                             8,252        138    6.65         6,442     100       6.24     6,909     100     5.82
Investment securities: (1)
   U.S. government and federal agency         12,163        212    6.93        15,074     260       6.94    15,641     258     6.63
   States and political subdivisions           1,308         25    7.60         1,398      27       7.77     1,483      28     7.59
   Other                                      28,861        603    8.31        29,813     575       7.76    30,406     564     7.46
                                          ----------------------            ------------------           ------------------
  Total investment securities                 42,332        840    7.89        46,285     862       7.49    47,530     850     7.19
Loans (1) (2)
   Commercial                                101,224      2,196    8.63       100,146   2,097       8.42    97,973   1,941     7.97
   Consumer                                   67,331      1,544    9.12        65,527   1,455       8.93    65,118   1,493     9.22
   Credit Card                                 4,704        195   16.49         5,070     212      16.82     4,332     178    16.53
                                          ----------------------            ------------------           ------------------
   Total loans, net                          173,259      3,935    9.04       170,743   3,764       8.87   167,423   3,612     8.68

Total earning assets                         242,516      5,219    8.56       240,826   5,002       8.35   237,313   4,788     8.11

Allowance for credit losses                   (3,036)                          (2,531)                      (2,367)
Other assets - nonearning                     33,534                           34,528                       33,772
                                          -----------                       ----------                   ----------
  Total assets                             $ 273,014                        $ 272,823                     $268,718
                                          ===========                       ==========                   ==========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing
  Savings                                  $  16,287    $    62    1.51     $  16,973  $   60       1.42  $ 16,942  $   61     1.45
  Money market                                47,080        419    3.54        48,450     410       3.40    47,606     400     3.38
  Time                                        45,906        728    6.31        41,946     609       5.84    38,818     550     5.70
  Foreign offices                             26,228        410    6.22        28,848     408       5.69    29,443     378     5.16
                                          ----------------------            ------------------           ------------------
   Total deposits -- interest-bearing        135,501      1,619    4.75       136,217   1,487       4.39   132,809   1,389     4.21
Federal funds purchased and securities
  under repurchase agreements                 19,331        311    6.40        18,632     281       6.07    19,316     266     5.54
Other short-term borrowings                   18,933        319    6.70        19,248     307       6.41    19,912     298     6.02
Long-term debt                                41,018        728    7.06        38,642     670       6.97    36,484     607     6.69
                                          ----------------------            ------------------           ------------------
   Total interest-bearing liabilities        214,783      2,977    5.51       212,739   2,745       5.19   208,521   2,560     4.94
Demand deposits                               26,456                           27,692                       27,921
Other liabilities                             12,706                           12,503                       12,305
Preferred stock                                  190                              190                          190
Common stockholders' equity                   18,879                           19,699                       19,781
                                          -----------                       ----------                   ----------
   Total liabilities and equity            $ 273,014                        $ 272,823                     $268,718
                                          ===========                       ==========                   ==========

Interest income/earning assets                          $ 5,219    8.56%               $5,002       8.35%           $4,788     8.11%
Interest expense/earning assets                           2,977    4.88                 2,745       4.58             2,560     4.33
                                                     -----------------------          -------------------          -----------------
Net interest margin                                     $ 2,242    3.68%               $2,257       3.77%           $2,228     3.78%
                                                     =======================          ===================          =================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheet, Yields, & Rates

                                                    Fourth Quarter 1999           Third Quarter 1999
                                                -----------------------        ---------------------
Reported                                    Average    Income/     Yield/     Average   Income/   Yield/
($ millions)                                Balance    Expense       Rate     Balance   Expense     Rate
---------------------------------------------------- ----------- ---------  --------- ----------- ------
Assets
Short-term investments                     $  15,985    $   215        5.34% $ 13,164    $  159     4.79%
Trading assets (1)                             6,614         99        5.94     6,185        84     5.39
Investment securities: (1)
   U.S. government and federal agency         15,046        257        6.78    15,111       247     6.48
   States and political subdivisions           1,646         30        7.23     1,765        32     7.19
   Other                                      32,495        600        7.33    29,013       541     7.40
                                          ----------------------            --------------------
  Total investment securities                 49,187        887        7.15    45,889       820     7.09
Loans (1) (2)
   Commercial                                 93,491      1,862        7.90    91,186     1,719     7.48
   Consumer                                   62,577      1,334        8.46    59,876     1,285     8.51
   Credit Card                                 4,526        184       16.13     6,905       276    15.86
                                          ----------------------            --------------------
   Total loans, net                          160,594      3,380        8.35   157,967     3,280     8.24

Total earning assets                         232,380      4,581        7.82   223,205     4,343     7.72

Allowance for credit losses                   (2,294)                          (2,283)
Other assets - nonearning                     34,939                           33,721
                                          -----------                       ----------
  Total assets                             $ 265,025                         $254,643
                                          ===========                       ==========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing
  Savings                                  $  18,955    $    70        1.47  $ 19,705    $   74     1.49
  Money market                                46,066        379        3.26    46,526       367     3.13
  Time                                        36,083        481        5.29    34,842       425     4.84
  Foreign offices                             27,292        338        4.91    25,350       296     4.63
                                          ----------------------            --------------------
   Total deposits -- interest-bearing        128,396      1,268        3.92   126,423     1,162     3.65
Federal funds purchased and securities
  under repurchase agreements                 19,126        245        5.08    17,557       213     4.81
Other short-term borrowings                   19,550        297        6.03    17,337       237     5.42
Long-term debt                                35,672        550        6.12    31,326       460     5.83
                                          ----------------------            --------------------
   Total interest-bearing liabilities        202,744      2,360        4.62   192,643     2,072     4.27
Demand deposits                               29,223                           29,189
Other liabilities                             13,051                           12,479
Preferred stock                                  190                              190
Common stockholders' equity                   19,817                           20,142
                                          -----------                       ----------
   Total liabilities and equity            $ 265,025                         $254,643
                                          ===========                       ==========

Interest income/earning assets                          $ 4,581        7.82%             $ 4,343    7.72%
Interest expense/earning assets                           2,360        4.03                2,072    3.68
                                                     -----------------------          -------------------
Net interest margin                                     $ 2,221        3.79%             $ 2,271    4.04%
                                                     =======================          ===================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheet, Yields, & Rates

                                                               Nine Months Ended
                                       -------------------------------------------------------------------
Reported                                          Sep 30, 2000                       Sep 30, 1999
                                       ----------------------------------  -------------------------------
                                         Average     Income     Yield/       Average     Income    Yield/
($ millions)                             Balance     Expense     Rate        Balance     Expense    Rate
-------------------------------------  ---------------------------------   ----------  -------------------
Short-term investments                    $ 17,166     $   808      6.29%    $  13,299   $   463      4.65%
Trading assets (1)                           7,205         338      6.27         5,964       234      5.25
Investment securities: (1)
   U.S. government and federal agency       14,285         730      6.83        15,290       751      6.57
   States and political subdivisions         1,396          80      7.65         1,898       105      7.40
   Other (1)                                29,690       1,742      7.84        28,513     1,568      7.35
                                       ------------------------            ----------------------
  Total investment securities               45,371       2,552      7.51        45,701     2,424      7.09
Loans  (1) (2)
   Commercial                               99,786       6,234      8.35        89,067     4,950      7.43
   Consumer                                 65,997       4,492      9.09        58,382     3,808      8.72
   Credit card                               4,702         585     16.62         8,146       955     15.67
                                       ------------------------            ----------------------
   Total loans, net                        170,485      11,311      8.86       155,595     9,713      8.35

Total earning assets                       240,227      15,009      8.35       220,559    12,834      7.78

Allowance for credit losses                 (2,646)                             (2,289)
Other assets - nonearning                   33,943                              35,346
                                       ------------                        ------------
  Total assets                            $271,524                           $ 253,616
                                       ============                        ============

Liabilities and Stockholders' Equity
Deposits -- interest-bearing

  Savings                                 $ 16,732     $   183      1.46     $  20,173   $   240      1.59
  Money market                              47,710       1,229      3.44        44,280     1,066      3.22
  Time                                      42,237       1,887      5.97        34,905     1,303      4.99
  Foreign offices                           28,166       1,196      5.67        23,100       774      4.48
                                       ------------------------            ----------------------
   Total deposits -- interest-bearing      134,845       4,495      4.45       122,458     3,383      3.69
Federal funds purchased and securities
  under repurchase agreements               19,094         858      6.00        19,909       690      4.63
Other short-term borrowings                 19,363         924      6.37        17,286       645      4.99
Long-term debt                              38,723       2,005      6.92        27,243     1,195      5.86
                                       ------------------------            ----------------------
   Total interest-bearing liabilities      212,025       8,282      5.22       186,896     5,913      4.23
Demand deposits                             27,353                              31,905
Other liabilities                           12,505                              14,210
Preferred stock                                190                                 190
Common stockholders' equity                 19,451                              20,415
                                       ------------                        ------------
   Total liabilities and equity           $271,524                           $ 253,616
                                       ============                        ============

Interest income/earning assets                         $15,009      8.35%                $12,834      7.78%
Interest expense/earning assets                          8,282      4.61                   5,913      3.58
                                                   ----------------------              --------------------
Net interest margin                                    $ 6,727      3.74%                $ 6,921      4.20%
                                                   ======================              ====================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.

(2) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Credit Quality

                                                                            Three Months Ended
                                                         -----------------------------------------------------------

                                                           Sep 30      Jun 30      Mar 31     Dec 31      Sep 30
($ millions)                                                2000        2000        2000       1999        1999
------------------------------------------------------   ------------  ---------  --------- ----------  ------------
Provision for credit losses                              $    516       $ 1,013    $   362     $   416     $   277

Gross charge-offs                                        $    388       $   383    $   338     $   468     $   342
Recoveries                                                     69            64         72          85          75
                                                         -----------------------------------------------------------
  Net charge-offs                                        $    319       $   319    $   266     $   383     $   267

Net charge-offs
  Commercial                                             $    116       $   117    $    84     $    71     $    91
  Consumer                                                    147           135        123         256          93
  Credit card                                                  56            67         59          56          83
                                                         -----------------------------------------------------------
    Total net charge-offs                                $    319       $   319    $   266     $   383     $   267
    Credit card  net charge-offs -- managed              $    828       $   900    $   969     $ 1,119     $   921

Net charge-off ratios
  Commercial                                                 0.46%         0.47%      0.34%       0.30%       0.40%
  Consumer                                                   0.87          0.82       0.76        1.64        0.62
  Credit card                                                4.76          5.29       5.45        4.95        4.81
    Total net charge-off ratio                               0.74          0.75       0.64        0.95        0.68
    Total net charge-off ratio -- managed                    1.86          1.99       2.04        2.57        2.01
    Credit card net charge-off ratio-- managed               5.03          5.44       5.78        6.52        5.33

Allowance for credit losses -- period-end                $  3,090       $ 2,983    $ 2,338     $ 2,285     $ 2,252

Nonperforming assets -- period-end
  Nonperforming loans
       Commercial                                        $  1,464       $ 1,250    $ 1,093     $ 1,053     $ 1,027
       Consumer                                               562           440        471         506         542
                                                         -----------------------------------------------------------
            Total                                           2,026         1,690      1,564       1,559       1,569
  Other, including other real estate owned                    110            94         97         106         113
                                                         -----------------------------------------------------------
    Total nonperforming assets                           $  2,136       $ 1,784    $ 1,661     $ 1,665     $ 1,682

Allowance to ending loans                                    1.75%         1.73%      1.39%       1.39%       1.42%
Allowance to nonperforming loans                              153           177        149         147         144
Nonperforming assets to related assets                       1.21          1.03       0.99        1.02        1.06

Credit card delinquency rate - managed
             30+  days                                       4.14%         3.83%      4.08%       4.57%       4.74%
             90+  days                                       1.79%         1.69%      1.91%       2.13%       2.07%

BANK ONE CORPORATION and Subsidiaries
Capital and Related Information

                                                          Sep 30       Jun 30      Mar 31      Dec 31      Sep 30
($ millions, except per-share amounts)                     2000         2000        2000        1999        1999
                                                        ----------  -----------  ----------  ----------  ---------
Regulatory leverage ratio                                    7.5%         7.0%        7.7%        7.7%        7.9%
Tier 1 capital ratio                                         7.5          7.2         7.7         7.7         7.7
Total risk adjusted capital ratio                           10.9         10.3        10.6        10.7        10.8
Common equity/ managed assets ratio                          5.9          5.9         6.3         6.3         6.4
Tangible common equity / tangible managed assets             5.4          5.4         5.7         5.7         5.7




Book value of common equity per share                   $  16.47     $  16.12    $  17.43    $  17.34    $  17.32

Regulatory Risk Weighted Assets
-------------------------------
Tier 1 capital                                          $ 20,433     $ 19,121    $ 20,573    $ 20,247    $ 20,128
Tier 2 capital                                             9,119        8,350       7,899       7,967       7,991
                                                        -------------------------------------------------------------
    Total capital                                       $ 29,552     $ 27,471    $ 28,472    $ 28,214    $ 28,119

Total risk weighted assets                              $272,095     $266,937    $268,339    $263,169    $259,747


Intangible Assets
-----------------
Goodwill                                                $    876     $    894    $    916    $    934    $    955
Other nonqualifying intangibles                              405          436         637         669         723
                                                        -------------------------------------------------------------
    Subtotal                                            $  1,281     $  1,330    $  1,553    $  1,603    $  1,678
Qualifying intangibles                                       235          256         555         583         592
                                                        -------------------------------------------------------------
    Total                                               $  1,516     $  1,586    $  2,108    $  2,186    $  2,270



Managed Income Statement Statistics (1)
($ millions)
------------------------------------------
Net interest income -- FTE                              $  3,346     $  3,396    $  3,445    $  3,497    $  3,624
Provision for credit losses                                1,288        1,846       1,272       1,296       1,115
Credit card revenue                                          337          171         271         318         382
Other noninterest income                                   1,065         (189)      1,243       1,068       1,201
Noninterest expense                                        2,593        3,507       2,661       3,030       2,713
Net income                                                   581       (1,269)        689         411         925

(1) Adjusted for credit card securitization activity.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*

                                                                                                    Three Months Ended Sep 30, 2000
                                                                                                    -------------------------------
Income Statement ($ millions)       Sep 30   Jun 30    Mar 31    Dec 31   Sep 30    Jun 30    Mar 31   Chg  Prior Yr. Chg. Prior Qtr
Balance Sheet ($ billions)           2000     2000      2000      1999     1999      1999      1999     Amt      %    Amt       %
                                     ----     ----      ----      ----     ----      ----      ----     ---      -    ---       -
Retail (incld. Wingspan)
---------------------------------
Net interest income FTE            $  1,236  $ 1,205  $  1,236  $  1,118  $ 1,100  $  1,082  $  1,079  $  136    12%  $   31     3%
Provision                               207      121       167       116       83        83       133     124   149%      86    71%
Noninterest income                      326      330       306       339      395       408       399     (69)  -17%      (4)   -1%
Noninterest expense                     959    1,024     1,002       995    1,000       962       976     (41)   -4%     (65)   -6%
                                      -----    ------  --------  -------- --------  --------  --------    ----           ----
Pretax income (FTE)                     396      390       373       346      412       445       369     (16)   -4%       6     2%
Taxes & FTE adj                         145      143       137       110      144       155       122       1     1%       2     1%
                                      -----    ------  --------  -------- --------  --------  --------    ----           ----
Net Income - adjusted                   251      247       236       236      268       290       247     (17)   -6%       4     2%
Significant items                         0     (328)        0         0        0         0         0       0     0%     328   N/M
                                      -----    ------ -------- --------   --------  --------  -------                    ----
Net income - reported                   251      (81)      236       236      268       290       247     (17)   -6%     332   N/M

Return on equity **                      17%      17%       18%       20%      23%       25%       22%     -6%             0%
Efficiency ratio **                      61%      67%       65%       68%      67%       65%       66%     -6%            -6%
** Net income - adjusted

Loans - avg                        $   74.7  $  73.6   $  73.1  $   68.8  $  66.9  $   64.9  $   63.9  $  7.8    12%  $  1.1     1%
Assets - avg                           78.8     77.9      79.6      74.9     73.4      71.4      70.4     5.4     7%     0.9     1%
Deposits - avg                         87.9     89.4      88.3      87.6     88.5      89.2      90.9    (0.6)   -1%    (1.5)   -2%
Common equity - avg                     5.9      5.9       5.3       4.6      4.7       4.6       4.5     1.2    26%     0.0     0%

Supplemental Information:
------------------------
Headcount ***                        35,979   36,700       N/A       N/A      N/A       N/A       N/A     N/A   N/A     (721)   -2%
 *** Full-time

             Loans
             -----
Commercial loans - avg             $   11.8  $  11.8   $  11.5  $   11.6  $  10.9  $   10.8  $   10.5  $  0.9     8%  $   --     0%
Home equity loans - avg                28.3     26.3      25.5      23.4     20.6      18.9      17.5     7.7    37%     2.0     8%
Indirect auto loans/leases - avg       24.0     24.4      24.3      24.0     23.5      23.2      22.9     0.5     2%    (0.4)   -2%
Other personal loans - avg             10.6     11.1      11.8       9.8     11.9      12.0      13.0    (1.3)  -11%    (0.5)   -5%
   Total loans - avg                   74.7     73.6      73.1      68.8     66.9      64.9      63.9     7.8    12%     1.1     1%

          Distribution
          ------------
# Banking centers                     1,818    1,832     1,839     1,854    1,884     1,919     1,955     (66)   -4%     (14)   -1%
# ATMs                                6,377    6,530     6,651     6,824    7,088     7,372     8,007    (711)  -10%    (153)   -2%
# on-line customers (000s)              825      690       590       488      440       326       306     385    88%     135    20%

          Investments
          -----------
IMG sales volume ($ millions)      $  1,028  $ 1,105  $  1,193  $    959  $   969  $  1,223  $    926  $   59     6%  $  (77)   -7%


NOTE: Certain balance sheet breakdowns (i.e., loans, deposits) are based on line-of-business definitions and as a result would not necessarily agree to consolidated financial information, which is based on a regulatory reporting definitional framework



*2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*

                                                                                                 Three Months Ended Sep 30, 2000
                                                                                                ----------------------------------
Income Statement ($ millions)      Sep 30   Jun 30  Mar 31    Dec 31   Sep 30   Jun 30   Mar 31   Chg Prior Yr.    Chg. Prior Qtr
Balance Sheet ($ billions)          2000     2000    2000      1999     1999     1999     1999     Amt       %      Amt        %
                                    ----     ----    ----      ----     ----     ----     ----     ---       -      ---        -
Commercial Banking
--------------------------
Net interest income FTE           $   685  $   694  $  664    $  672   $  636   $  628   $  602   $   49       8%   $   (9)    -1%
Provision                             225      150     132       113      109      108      105      116     106%       75     50%
Noninterest income                    378      356     354       316      285      329      351       93      33%       22      6%
Noninterest expense                   566      563     570       582      507      538      568       59      12%        3      1%
                                    -----    -----  ------    ------   ------   ------   ------   ------            ------
Pretax income (FTE)                   272      337     316       293      305      311      280      (33)    -11%      (65)   -19%
Taxes & FTE adj                       100      123     116        94      107      108       92       (7)     -7%      (23)   -19%
                                    -----    -----  ------    ------   ------   ------   ------   ------            ------
Net Income - adjusted                 172      214     200       199      198      203      188      (26)    -13%      (42)   -20%
Significant items                       0     (427)      0         0        0        0        0        0       0%      427    N/M
                                    -----    -----  ------    ------   ------   ------   ------   ------            ------
Net income - reported                 172     (213)    200       199      198      203      188      (26)    -13%      385    N/M

Return on equity **                    10%      13%     13%       14%      14%      14%      13%      -4%               -3%
Efficiency ratio **                    53%      54%     56%       59%      55%      56%      60%      -2%               -1%
** Net income - adjusted

Loans - avg                       $  83.4  $  82.1  $ 80.4    $ 78.0   $ 74.9   $ 73.0   $ 71.5   $  8.5      11%   $  1.3      2%
Assets - avg                        111.0    110.2   110.2     109.9    104.4    104.4    104.9      6.6       6%      0.8      1%
Deposits - avg                       39.2     40.9    39.2      38.9     37.3     37.4     37.2      1.9       5%     (1.7)    -4%
Common equity - avg                   6.7      6.7     6.2       5.6      5.7      5.8      5.7      1.0      18%      0.0      0%

Supplemental Information:
-------------------------
Headcount ***                      16,551   16,394     N/A       N/A      N/A      N/A      N/A      N/A     N/A       157      1%
*** Full-time

  Com'l Banking Credit Quality
  ----------------------------
Loans - charge-off %                 0.51%    0.52%   0.41%     0.33%    0.50%    0.41%    0.36%    0.01%            -0.01%
Nonperforming loans - $ mill.     $ 1,362    1,054     978       985   $  965   $  905   $  860   $  397      41%   $  308     29%
Nonperforming loans - %              1.60%    1.19%   1.24%     1.24%    1.29%    1.23%    1.22%    0.31%             0.41%

         Middle Market
         -------------
Loans and Leases - avg            $  32.6  $  32.0  $ 31.0    $ 29.9   $ 29.5   $ 29.2   $ 30.0   $  3.1      11%   $  0.6      2%

Credit Quality
Charge-offs - %                      0.39%    0.11%   0.26%     0.18%    0.24%    0.18%    0.15%    0.15%             0.28%
Nonperforming loans - $ mill.     $   454  $   301  $  399    $  371   $  327   $  279   $  332   $  127      39%   $  153     51%
Nonperforming loans - %              1.36%    0.92%   1.08%     1.05%    1.22%    1.02%    1.27%    0.14%             0.44%

Deposits - avg                    $  17.8  $  18.8  $ 18.7    $ 18.8   $ 18.8   $ 18.6   $ 18.6   $ (1.0)     -5%     (1.0)    -5%

       Corporate Banking
       -----------------
Loans and Leases - avg            $  50.8  $  50.1  $ 49.4    $ 48.1   $ 45.4   $ 43.8   $ 41.5   $  5.4      12%   $  0.7      1%

Credit Quality
Charge-offs - %                      0.51%    0.70%   0.48%     0.44%    0.64%    0.54%    0.46%   -0.13%            -0.19%
Nonperforming loans - $ mill.     $   909  $   753  $  579    $  614   $  639   $  626   $  528   $  270      42%   $  156     21%
Nonperforming loans - %              1.56%    1.30%   1.16%     1.39%    1.33%    1.36%    1.20%    0.23%             0.26%

Deposits - avg                    $  21.3  $  22.1  $ 20.5    $ 20.1   $ 18.5   $ 18.8   $ 18.6   $  2.8      15%   $ (0.8)    -4%

          Syndications
          ------------
Lead Arranger Deals:
 Volume ($ billions)              $  16.6  $  16.5  $  9.6    $ 16.2   $ 13.2   $  9.6   $  8.9   $  3.4      26%   $  0.1      1%
 Number of transactions                60       60      35        66       42       41       41       18      43%        0      0%
 League table standing - rank           4        4       5         4        4        5        5        0       0%        0      0%
 League table standing - mkt share      5%       5%      5%        7%       5%       3%       5%       0       0%        0      0%

*2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*


                                                                                                   Three Months Ended Sep 30, 2000
                                                                                                   -------------------------------
Income Statement ($ millions)      Sep 30   Jun 30   Mar 31    Dec 31   Sep 30   Jun 30   Mar 31   Chg Prior Yr.    Chg. Prior Qtr
Balance Sheet ($ billions)          2000     2000     2000      1999     1999     1999     1999     Amt       %      Amt       %
                                    ----     ----     ----      ----     ----     ----     ----     ---       -      ---       -
First USA
----------------------------
Net interest income FTE           $ 1,442  $ 1,451  $ 1,525  $ 1,570   $ 1,733   $ 1,781  $ 1,797  $   (291)   -17%  $   (9)     -1%
Provision                             853      900      969      933       922       898      840       (69)    -7%     (47)     -5%
  FAS 125 gains                       (22)     (30)     (41)     (26)       12        50       25       (34)   N/M        8      27%
  ** Excludes charges in excess of              **       **
         normal run rate
  Other noninterest income            345      337      305      445       398       405      323       (53)   -13%       8       2%
                                    -----    -----    -----    -----     -----     -----    -----     -----
Noninterest income                    324      307      264      419       410       455      348       (86)   -21%      17       6%
Noninterest expense                   633      679      715      754       778       818      854      (145)   -19%     (46)     -7%
                                    -----    -----    -----    -----     -----     -----    -----     -----           -----
Pretax income (FTE)                   280      179      105      302       443       520      451      (163)   -37%     101      56%
Taxes & FTE adj                       103       66       38       96       155       181      149       (52)   -34%      37      56%
                                    -----    -----    -----    -----     -----     -----    -----     -----           -----
Net Income - adjusted                 177      113       67      206       288       339      302      (111)   -39%      64      57%
Significant items                       0     (492)       0        0         0         0        0         0      0      492     N/M
                                    -----    -----    -----    -----     -----     -----    -----     -----           -----
Net income - reported                 177     (379)      67      206       288       339      302      (111)   -39%     556     N/M

Return on O/S (ROO) pretax ***        1.7%     1.1%     0.6%     1.7%      2.5%      3.0%     2.7%     -0.9%            0.6%
Return on equity ***                   12%       7%       4%      14%       19%       23%      20%       -7%              5%
Efficiency ratio ***                   36%      39%      40%      38%       36%       37%      40%        0%             -3%
*** Net income - adjusted

Loans - avg                       $  65.9  $  66.1  $  67.1  $  68.7   $  69.2   $  68.9  $  69.1  $   (3.3)    -5%  $ (0.2)      0%
Assets - avg                         69.2     70.6     72.8     74.9      75.0      75.0     74.8      (5.8)    -8%    (1.4)     -2%
Common equity - avg                   6.1      6.1      6.2      6.0       6.1       6.0      6.0       0.0      0%     0.0       0%

Supplemental Information:
------------------------
Headcount ****                     10,856   11,009      N/A      N/A       N/A       N/A      N/A       N/A    N/A     (153)     -1%
**** Full-time

    % of Avg. Outstandings *
    ------------------------
Net interest income FTE              8.71%    8.83%    9.14%    9.07%     9.94%    10.37%   10.55%    -1.23%          -0.12%
Provision                            5.15%    5.44%    5.78%    5.39%     5.33%     5.23%    4.93%    -0.18%          -0.29%
Noninterest income                   1.96%    1.87%    1.58%    2.42%     2.35%     2.65%    2.04%    -0.39%           0.09%
Noninterest expense                  3.82%    4.13%    4.29%    4.35%     4.46%     4.76%    5.01%    -0.64%          -0.31%
Pretax income FTE                    1.69%    1.09%    0.63%    1.74%     2.54%     3.03%    2.65%    -0.85%           0.60%
Net income                           1.07%    0.69%    0.40%    1.19%     1.65%     1.97%    1.77%    -0.58%           0.38%

    Credit card loans - eop
    -----------------------
Owned credit card loans           $   4.8  $   4.5  $   4.9  $   4.0   $   6.0   $   8.1  $   9.4  $   (1.2)   -20%  $  0.3       7%
Seller's interest in credit cards    19.7     18.5     17.4     19.7      16.6      14.5     14.7       3.1     19%     1.2       6%
                                    -----    -----    -----    -----     -----     -----    -----     -----           -----
Loans on balance sheet               24.5     23.0     22.3     23.7      22.6      22.6     24.1       1.9      8%     1.5       7%
Securitized credit card loans        41.4     43.3     44.2     45.7      47.4      46.9     44.3      (6.0)   -13%    (1.9)     -4%
                                    -----    -----    -----    -----     -----     -----    -----     -----           -----
     Managed credit card loans    $  65.9  $  66.3  $  66.5  $  69.4   $  70.0   $  69.5  $  68.4  $   (4.1)    -6%  $ (0.4)     -1%

         Credit Quality
         --------------
Managed charge-offs-$             $   828  $   900  $   969  $ 1,119   $   921   $   905  $   845  $    (93)   -10%  $  (72)     -8%
Managed charge-offs-ratio            5.03%    5.44%    5.78%    6.52%     5.33%     5.25%    4.89%    -0.30%          -0.41%
Delinquency ratio - 30+ days         4.14%    3.83%    4.08%    4.57%     4.74%     4.30%    4.51%    -0.60%           0.31%
Delinquency ratio - 90+ days         1.79%    1.69%    1.91%    2.13%     2.07%     1.96%    2.06%    -0.28%           0.10%

Charge volume ($ mill)            $  34.6  $  36.8  $  34.0  $  37.5   $  36.1   $  35.6  $  33.5  $   (1.5)    -4%  $ (2.2)     -6%
New accounts opened (000s)            727      826      950    1,076     1,835     2,287    2,910    (1,108)   -60%     (99)    -12%
Cards issued  (000s)               53,650   54,648   56,378   64,191    64,523    65,620   64,863   (10,873)   -17%    (998)     -2%

     *2Q00 adjusted for one-time items; FUSA on managed basis.
     See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*

                                                                                                    Three Months Ended Sep 30, 2000
                                                                                                    -------------------------------
Income Statement ($ millions)      Sep 30   Jun 30   Mar 31   Dec 31   Sep 30   Jun 30   Mar 31     Chg Prior Yr.    Chg. Prior Qtr
Balance Sheet ($ billions)          2000     2000     2000     1999     1999     1999     1999      Amt        %     Amt        %
                                    ----     ----     ----     ----     ----     ----     ----      ---        -     ---        -
Investment Management
-------------------------
Net interest income FTE            $   104  $   101  $   100  $    91  $    93  $    99  $    93  $   11      12%  $     3        3%
Provision                                2        2        2        1        1        0        0       1     100%        0        0%
Noninterest income                     286      288      287      297      285      295      302       1       0%       (2)      -1%
Noninterest expense                    252      263      257      261      251      255      308       1       0%      (11)      -4%
                                   -------  -------  -------  -------  -------  -------  -------  ------           -------
Pretax income (FTE)                    136      124      128      126      126      139       87      10       8%       12       10%
Taxes & FTE adj                         50       45       47       40       44       48       29       6      14%        5       12%
                                   -------  -------  -------  -------  -------  -------  -------  ------           -------
Net Income - adjusted                   86       79       81       86       82       91       58       4       5%        7        9%
Significant items                        0       (6)       0        0        0        0        0       0       0%        6       N/M
                                   -------  -------  -------  -------  -------  -------  -------  ------           -------
Net income - reported                   86       73       81       86       82       91       58       4       5%       13       18%

Return on equity **                     36%      35%      36%      38%      41%      41%      26%     -5%               -1%
Efficiency ratio **                     65%      68%      66%      67%      66%      65%      78%     -1%               -3%
** Net income - adjusted

Loans - avg                        $   6.6  $   6.5  $   6.4  $   6.0  $   5.8  $   5.7  $   5.4  $  0.8      14%  $   0.1        2%
Assets - avg                           7.6      7.5      7.7      7.4      7.1      7.1      6.9     0.5       7%      0.1        1%
Deposits - avg                         8.2      8.6      8.7      8.9      8.6      8.7      8.9    (0.4)     -5%     (0.4)      -5%
Common equity - avg                    0.9      0.9      0.9      0.9      0.8      0.9      0.9     0.1      18%      0.0        5%

Supplemental Information:
------------------------
Headcount ***                        6,583    6,645      N/A      N/A      N/A      N/A      N/A     N/A     N/A       (62)      -1%
*** Full-time

    Assets Under Management
    -----------------------
Mutual Funds - EOP                 $  69.5  $  67.4  $  66.9  $  64.4  $  58.3  $  59.6  $  57.5  $ 11.2      19%  $   2.1        3%
Other - EOP                           65.1     63.8     63.7     64.5     64.9     67.4     67.3     0.2       0%      1.3        2%
                                   -------  -------  -------  -------  -------  -------  -------  ------
     Total AUM - EOP               $ 134.6  $ 131.2  $ 130.6  $ 128.9  $ 123.2  $ 127.0  $ 124.8  $ 11.4       9%  $   3.4        3%

      Morningstar Rankings
      --------------------
% of 4 & 5 ranked funds                 55%      62%      59%      54%      65%      61%      69%    -10%               -7%
% of 3+ ranked funds                    93%      90%      90%      84%      85%      88%      85%      8%                3%

        Retail Brokerage
        ----------------
Mutual fund & annuities sales      $ 1,012  $ 1,103  $ 1,182  $   941  $   957  $ 1,181  $   893  $   55       6%  $   (91)      -8%
# of accounts (000s)                   379      370      362      349      351      N/A      N/A      28       8%        9        2%
Mkt value cust. assts-eop ($ bill) $  24.1  $  23.6  $  24.0  $  23.4      N/A      N/A      N/A     N/A     N/A   $   0.5        2%

       Wealth Management
       -----------------
Loans - avg                        $   6.5  $   6.4  $   6.2  $   5.8  $   5.6  $   5.3  $   5.1  $  0.9      16%  $   0.1        2%
Deposits - avg                         6.8      7.2      7.1      7.2      7.1      7.2      7.2    (0.3)     -4%     (0.4)      -6%
# of Wealth Advisors                   616      654      661      749      758      809      852    (142)    -19%      (38)      -6%

*2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*


                                                                                                    Three Months Ended Sep 30, 2000
                                                                                                   ---------------------------------
Income Statement ($ millions)     Sep 30   Jun 30   Mar 31      Dec 31   Sep 30   Jun 30   Mar 31   Chg Prior Yr.    Chg. Prior Qtr
Balance Sheet ($ billions)         2000     2000     2000        1999     1999     1999     1999     Amt       %       Amt        %
                                   ----     ----     ----        ----     ----     ----     ----     ---       -       ---        -
Corporate Investments
---------------------------
Net interest income FTE           $   18   $   30   $   35      $   36   $   41   $   48   $   50   $  (23)    -56%   $  (12)   -40%
Provision                              0        1        1           0        0        0        0        0     N/M        (1)    N/M
Noninterest income                    52       52      185          97       97       97      116      (45)    -46%        0      0%
Noninterest expense                   25       31       39          33       30       34       37       (5)    -17%       (6)   -19%
                                  ------   ------   ------      ------   ------   ------   ------   ------            ------
Pretax income (FTE)                   45       50      180         100      108      111      129      (63)    -58%       (5)   -10%
Taxes & FTE adj                       (7)     (11)      39          12       19       21       25      (26)   -137%        4     35%
                                  ------   ------   ------      ------   ------   ------   ------   ------            ------
Net Income - adjusted                 52       61      141          88       89       90      104      (37)    -42%       (9)   -15%
Significant items                      0        0        0           0        0        0        0        0       0%        0      0%
                                  ------   ------   ------      ------   ------   ------   ------   ------
Net income - reported                 52       61      141          88       89       90      104      (37)    -42%       (9)   -15%

Return on equity **                   17%      20%      47%         35%      35%      36%      42%     -18%               -3%
Efficiency ratio **                   36%      38%      18%         25%      22%      23%      22%      14%               -2%
** Net income - adjusted

Loans - avg                       $  3.6   $  3.5   $  3.4      $  3.4   $  3.5   $  3.4   $  3.5   $  0.1       3%   $  0.1      3%
Assets - avg                         8.7      8.4      8.0         7.9      7.6      7.5      8.0      1.1      14%      0.3      4%
Common equity - avg                  1.2      1.2      1.2         1.0      1.0      1.0      1.0      0.2      20%      0.0      0%

Supplemental Information:
-------------------------
Headcount ***                        210      318      N/A         N/A      N/A      N/A      N/A      N/A     N/A      (108)   -34%
*** Full-time

*2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*

                                                                                                 Three Months Ended Sep 30, 2000
                                                                                                ----------------------------------
Income Statement ($ millions)     Sep 30    Jun 30   Mar 31  Dec 31   Sep 30   Jun 30   Mar 31   Chg Prior Yr.    Chg. Prior Qtr
Balance Sheet ($ billions)         2000      2000     2000    1999     1999     1999     1999     Amt       %      Amt       %
                                 --------  -------- -------- -------  ------- -------- -------- -------   -----  -------  -------
Corporate/Unallocated
---------------------
Net interest income FTE          $  (140)  $   (75) $   (115) $    8   $   21  $   37  $     42   $ (161)   N/M  $  (65)     -87%
Provision                              0         0         0     (44)       0     (14)      (49)       0    N/M       0      N/M
Noninterest income                    36        10       118     111      110     105       107      (74)   -67%     26      N/M
Noninterest expense                  157        51        78      47       17      18        (5)     140    N/M     106      N/M
                                 -------   -------  --------  ------   ------  ------  --------   ------         ------
Pretax income (FTE)                 (261)     (116)      (75)    116      114     138       203     (375)   N/M    (145)     N/M
Taxes & FTE adj                     (104)      (46)      (39)     27       25      39        56     (129)   N/M     (58)     N/M
                                 -------   -------  --------  ------   ------  ------  --------   ------         ------
Net Income - adjusted               (157)      (70)      (36)     89       89      99       147     (246)   N/M     (87)     N/M
Significant items                      0      (660)        0       0        0       0         0        0      0%    660      N/M
                                 -------   -------  --------  ------   ------  ------  --------   ------  -----  ------
Net income - reported               (157)     (730)      (36)     89       89      99       147     (246)   N/M     573      N/M

Assets - avg                        40.6      42.0      35.3    36.3     34.1    32.8      32.3      6.5     19%   (1.4)      -3%
Deposits - avg                      22.9      20.5      22.1    20.8     20.2    17.0      16.0      2.7     13%    2.4       12%
Common equity - avg                 (1.9)     (1.1)      0.0     1.7      1.8     2.4       2.2     (3.7)   N/M    (0.8)     N/M

Supplemental Information:
-------------------------
Headcount ***                     11,112    11,377       N/A     N/A      N/A     N/A       N/A      N/A    N/A    (265)      -2%
 *** Full-time

Net Income by LOB
Retail                           $   251   $   247  $    236  $  236   $  268  $  290  $    247   $  (17)    -6% $    4        2%
Commercial Banking                   172       214       200     199      198     203       188      (26)   -13%    (42)     -20%
First USA                            177       113        67     206      288     339       302     (111)   -39%     64       57%
Investment Management                 86        79        81      86       82      91        58        4      5%      7        9%
Corporate Investments                 52        61       141      88       89      90       104      (37)   -42%     (9)     -15%
Corporate/Unallocated               (157)      (70)      (36)     89       89      99       147     (246)   N/M     (87)     N/M
                                 -------   -------  --------  ------   ------  ------  --------   ------         ------
Total Adjusted                       581       644       689     904    1,014   1,112     1,046     (433)   -43%    (63)     -10%

1999 = merger related
2000 = significant items               0    (1,913)        0    (493)     (89)   (120)      105       89    N/M   1,913      N/M
                                 -------   -------  --------  ------   ------  ------  --------  -------         ------
Total Corporation - reported         581    (1,269)      689     411      925     992     1,151     (344)   -37%  1,850      N/M


Adj. Net Income by LOB %
Retail                              43.2%     38.4%     34.3%   26.1%    26.4%   26.1%     23.6%
Commercial Banking                  29.6%     33.2%     29.0%   22.0%    19.5%   18.3%     18.0%
First USA                           30.5%     17.5%      9.7%   22.8%    28.4%   30.5%     28.9%
Investment Management               14.8%     12.3%     11.8%    9.5%     8.1%    8.2%      5.5%
Corporate Investments                9.0%      9.5%     20.5%    9.7%     8.8%    8.1%      9.9%
Corporate/Unallocated              -27.1%    -10.9%     -5.3%    9.9%     8.8%    8.8%     14.1%
Total Adjusted                     100.0%    100.0%    100.0%  100.0%   100.0%  100.0%    100.0%


* 2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.